Exhibit 99.1
MEDIAALPHA ANNOUNCES FIRST QUARTER 2024
FINANCIAL RESULTS
•Revenue of $127 million, up 13% year over year
•Transaction Value of $219 million, up 13% year over year
•Transaction Value from Property & Casualty up 15% year over year to $135 million
•Transaction Value from Health up 16% year over year to $69 million
Los Angeles, CA (May 1, 2024) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the first quarter ended March 31, 2024.
"We had a great start to 2024. Our first quarter results exceeded expectations across all key financial metrics, driven primarily by robust growth in our Property & Casualty (P&C) vertical," said MediaAlpha co-founder and CEO Steve Yi. "With the auto insurance industry rebounding from a period of unprecedented underwriting losses, we saw a sharp upswing in carrier marketing spend, which has continued into the second quarter. With the long-awaited P&C recovery underway, we believe we are well positioned to capture this significant market opportunity in 2024 and beyond."

First Quarter 2024 Financial Results
•Revenue of $126.6 million, an increase of 13% year over year;
•Transaction Value of $219.1 million, an increase of 13% year over year;
•Gross margin of 18.7%, compared with 16.5% in the first quarter of 2023;
•Contribution Margin(1) of 21.9%, compared with 19.2% in the first quarter of 2023;
•Net loss was $(1.5) million, compared with $(14.6) million in the first quarter of 2023; and
•Adjusted EBITDA(1) was $14.4 million, compared with $7.3 million in the first quarter of 2023.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for the second quarter of 2024 reflects a continuation of the recent trends in customer acquisition spending that we have seen in our P&C vertical. As a result, we expect Transaction Value in our P&C insurance vertical to be 60% to 70% higher than Q1 2024 levels. We expect second quarter Transaction Value in our Health vertical to grow at a high single to low double-digit rate year over year.

For the second quarter of 2024, MediaAlpha currently expects the following:
•Transaction Value between $285 million - $300 million, representing a 132% year-over-year increase at the midpoint of the guidance range;
•Revenue between $145 million - $155 million, representing a 77% year-over-year increase at the midpoint of the guidance range;
•Adjusted EBITDA between $15.5 million and $17.5 million, representing a 359% year-over-year increase at the midpoint of the guidance range. We are projecting Contribution less Adjusted EBITDA to be approximately $0.5 million higher than Q1 2024 levels.
With respect to the Company’s projection of Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss) because the Company is unable to predict with reasonable certainty the reconciling items that may affect net income (loss) without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's first quarter 2024 results and its financial outlook for the second quarter of 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our belief that we are well positioned to capture the significant opportunity in the P&C insurance market in 2024 and beyond, and our financial outlook for the second quarter of 2024. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 22, 2024. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$14,471	$17,271
Accounts receivable, net of allowance for credit losses of $455 and $537, respectively	57,495	53,773
Prepaid expenses and other current assets	3,661	3,529
Total current assets	75,627	74,573
Intangible assets, net	24,406	26,015
Goodwill	47,739	47,739
Other assets	5,251	5,598
Total assets	$153,023	$153,925
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$53,586	$56,279
Accrued expenses	10,833	11,588
Current portion of long-term debt	11,866	11,854
Total current liabilities	76,285	79,721
Long-term debt, net of current portion	160,234	162,445
Other long-term liabilities	5,907	6,184
Total liabilities	$242,426	$248,350
Commitments and contingencies
Stockholders' (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 50.8 million and 47.4 million shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	508	474
Class B common stock, $0.01 par value - 100 million shares authorized; 15.0 million and 18.1 million shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	150	181
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	503,949	511,613
Accumulated deficit	(523,675)	(522,562)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(19,068)	$(10,294)
Non-controlling interests	(70,335)	(84,131)
Total stockholders' (deficit)	$(89,403)	$(94,425)
Total liabilities and stockholders' deficit	$153,023	$153,925

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$126,649	$111,630
Costs and operating expenses
Cost of revenue	102,969	93,262
Sales and marketing	5,796	6,994
Product development	4,363	5,168
General and administrative	11,149	15,755
Total costs and operating expenses	124,277	121,179
Income (loss) from operations	2,372	(9,549)
Other (income) expense, net	(9)	1,381
Interest expense	3,845	3,576
Total other expense, net	3,836	4,957
(Loss) before income taxes	(1,464)	(14,506)
Income tax expense	27	78
Net (loss)	$(1,491)	$(14,584)
Net (loss) attributable to non-controlling interest	(378)	(4,318)
Net (loss) attributable to MediaAlpha, Inc.	$(1,113)	$(10,266)
Net (loss) per share of Class A common stock
-Basic and diluted	$(0.02)	$(0.23)
Weighted average shares of Class A common stock outstanding
-Basic and diluted	48,574,448	43,870,005

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net (loss)	$(1,491)	$(14,584)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Equity-based compensation expense	8,634	14,341
Non-cash lease expense	196	167
Depreciation expense on property and equipment	61	96
Amortization of intangible assets	1,609	1,729
Amortization of deferred debt issuance costs	191	199
Impairment of cost method investment	—	1,406
Credit losses	(82)	(250)
Tax receivable agreement liability adjustments	—	6
Changes in operating assets and liabilities:
Accounts receivable	(3,640)	17,122
Prepaid expenses and other current assets	(147)	1,260
Other assets	125	125
Accounts payable	(2,693)	(7,679)
Accrued expenses	(1,085)	(1,382)
Net cash provided by operating activities	$1,678	$12,556
Cash flows from investing activities
Purchases of property and equipment	(34)	(30)
Net cash (used in) investing activities	$(34)	$(30)
Cash flows from financing activities
Payments made for:
Repayments on long-term debt	(2,375)	(2,375)
Distributions	(113)	(1,104)
Payments pursuant to tax receivable agreement	—	(2,822)
Shares withheld for taxes on vesting of restricted stock units	(1,956)	(1,238)
Net cash (used in) financing activities	$(4,444)	$(7,539)
Net (decrease) increase in cash and cash equivalents	(2,800)	4,987
Cash and cash equivalents, beginning of period	17,271	14,542
Cash and cash equivalents, end of period	$14,471	$19,529

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is an operating metric not presented in accordance with GAAP, and is a driver of revenue based on the economic relationships we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Open Marketplace transactions	$122,429	$107,659
Percentage of total Transaction Value	55.9%	55.7%
Private Marketplace transactions	96,677	85,506
Percentage of total Transaction Value	44.1%	44.3%
Total Transaction Value	$219,106	$193,165

The following table presents Transaction Value by vertical for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Property & Casualty insurance	$135,494	$117,924
Percentage of total Transaction Value	61.8%	61.0%
Health insurance	69,087	59,412
Percentage of total Transaction Value	31.5%	30.8%
Life insurance	10,237	10,117
Percentage of total Transaction Value	4.7%	5.2%
Other(1)	4,288	5,712
Percentage of total Transaction Value	2.0%	3.0%
Total Transaction Value	$219,106	$193,165
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our supply partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
(in thousands)	2024	2023
Revenue	$126,649	$111,630
Less cost of revenue	(102,969)	(93,262)
Gross profit	23,680	18,368
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	1,857	966
Salaries, wages, and related	908	1,047
Internet and hosting	131	150
Other expenses	203	172
Depreciation	5	11
Other services	828	715
Merchant-related fees	64	(4)
Contribution	27,676	21,425
Gross margin	18.7%	16.5%
Contribution Margin	21.9%	19.2%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net (loss)	$(1,491)	$(14,584)
Equity-based compensation expense	8,634	14,341
Interest expense	3,845	3,576
Income tax expense	27	78
Depreciation expense on property and equipment	61	96
Amortization of intangible assets	1,609	1,729
Transaction expenses(1)	658	294
Impairment of cost method investment	—	1,406
Changes in TRA related liability	—	6
Changes in Tax Indemnification Receivable	(1)	(14)
Settlement of federal and state income tax refunds	—	3
Legal expenses(2)	1,077	333
Adjusted EBITDA	$14,419	$7,264
(1)Transaction expenses consist of $0.7 million and $0.3 million of legal and accounting fees incurred by us for the three months ended March 31, 2024 and 2023, respectively, in connection with resale registration statements filed with the SEC.
(2)Legal expenses of $1.1 million and $0.3 million for the three months ended March 31, 2024 and 2023, respectively, consist of legal fees incurred in connection with the civil investigative demand received from the Federal Trade Commission (FTC) in February 2023.